UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 16, 2025

Date of Report (date of earliest event reported)

SHIFT4 PAYMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39313	84-3676340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3501 Corporate Pkwy

Center Valley, PA 18034

(Address of principal executive offices) (Zip Code)

(888) 276-2108

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001	FOUR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Transaction Agreement

On February 16, 2025, Shift4 Payments, Inc., a Delaware corporation (“Shift4”), entered into a Transaction Agreement (the “Transaction Agreement”) with Global Blue Group Holding AG, a stock corporation incorporated under the laws of Switzerland (“Global Blue”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Transaction Agreement.

Pursuant to the Transaction Agreement, and upon the terms and subject to the conditions set forth therein, Shift4 has agreed to file with the commercial register of the Canton of Zurich the documentation for the formation of a new wholly-owned Swiss limited liability company (“Merger Sub”), and following such registration of Merger Sub, cause Merger Sub to commence as promptly as reasonably practicable (but in no event later than 25 business days following the date of the Transaction Agreement), a tender offer (the “Offer”) to acquire all of the outstanding (i) registered ordinary shares, nominal value of CHF 0.01 per share, of Global Blue (the “Global Blue Common Shares”), at a price per share equal to $7.50 (the “Common Shares Consideration”), (ii) registered series A convertible preferred shares, nominal value of CHF 0.01 per share, of Global Blue (the “Global Blue Series A Shares”), at a price per share equal to $10.00 (the “Series A Shares Consideration”), and (iii) registered series B convertible preferred shares, nominal value of CHF 0.01 per share, of Global Blue (the “Global Blue Series B Shares”, and together with the Global Blue Common Shares and the GB Series A Shares, the “Global Blue Shares”), at a price per share equal to $11.81 (the “Series B Shares Consideration, and together with the Common Shares Consideration and the Series A Shares Consideration, the “Offer Consideration”).

The Offer will remain open for 20 business days (as calculated in accordance with Rule 14d-1(g)(3) under the Securities Exchange Act of 1934, as amended, the “Exchange Act”) from (and including) the date of commencement of the Offer, unless extended in accordance with the terms of the Transaction Agreement, including until all conditions to the Offer have been satisfied or waived and as required by the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Pursuant to the Transaction Agreement, Merger Sub’s obligation (and Shift4’s obligation to cause Merger Sub) to accept for payment (such time of acceptance, the “Acceptance Time”) and pay for any Global Blue Shares tendered pursuant to the Offer is subject to customary conditions, including that, prior to the expiration of the Offer: (i) there be validly tendered and not properly withdrawn a number of Global Blue Shares that, together with any Global Blue Shares directly or indirectly owned by Shift4 or Merger Sub, would represent at least 90% of all the Global Blue Shares outstanding at the Acceptance Time (excluding any Global Blue Shares held by Global Blue) (the “Minimum Condition”); (ii) no governmental entity of competent jurisdiction in certain applicable jurisdictions shall have enacted or promulgated any law or order (whether temporary, preliminary or permanent) to prohibit, restrain, enjoin or make illegal the consummation of the Offer that remains in effect; (iii) certain required regulatory approvals shall have been obtained, received or deemed to have been received or in the case of any applicable waiting period, such waiting period shall have terminated or expired, in each case, either unconditionally or subject only to conditions the satisfaction of which would not have a Burdensome Effect (as defined below); (iv) the Transaction Agreement shall not have been terminated; (v) Global Blue shall have obtained a written confirmation of the Swiss Federal Tax Administration confirming that the transaction structure does not result in Swiss withholding tax being triggered or imposed on Global Blue or Merger Sub as a result of or in connection with the Merger (as defined below) pursuant to the liquidation by proxy doctrine (stellvertretende Liquidation); and (v) certain other customary conditions set forth in the Transaction Agreement, including on Annex C of the Transaction Agreement.

Following the completion of the Offer and provided that at such time Shift4 directly or indirectly has acquired or controls at least 90% of the then outstanding Global Blue Shares (excluding Global Blue Shares held by Global Blue), Shift4 and Global Blue intend that, in accordance with the laws of Switzerland, and a merger agreement (the “Merger Agreement”) to be entered into between Merger Sub and Global Blue following the Acceptance Time, Merger Sub and Global Blue will consummate a statutory squeeze-out merger pursuant to which Global Blue will be merged with and into Merger Sub in accordance with Article 8 (2) of the Swiss Merger Act, and Merger Sub will continue as the surviving entity (the “Merger”). At the effective time of the Merger, each Global Blue Share (other than Global Blue Shares owned by Shift4 or Merger Sub) that is not validly tendered and accepted pursuant to the Offer after the Acceptance Time will thereupon be cancelled by operation of law as of the deletion of Global Blue from the commercial register in accordance with Article 21 (3) of the Swiss Merger Act and converted into the right to receive consideration equal to the applicable Offer Consideration for the Global Blue Common Shares, Global Blue Series A Shares and Global Blue Series B Shares, and each Global Blue Share owned by Shift4 or Merger Sub will thereupon be deemed cancelled without any conversion thereof, in each case, on the terms and subject to the conditions set forth in the Merger Agreement.

At the Acceptance Time, each option to purchase the Global Blue Common Shares (each, a “Global Blue Stock Option”), whether vested or unvested, that is outstanding and unexercised as of immediately prior to the Acceptance Time and has an exercise price per Global Blue Stock Option that is less than the Common Shares Consideration shall be cancelled and, in exchange therefore, Shift4 shall pay to each holder of any such cancelled Global Blue Stock Option promptly immediately following the Acceptance Time (and in no event later than five days following the Acceptance Time) an amount in cash equal to the product, rounded down to the nearest cent, of (i) the excess, if any, of the Common Shares Consideration over the exercise price per Global Blue Common Share of such Global Blue Stock Option and (ii) the total number of the Global Blue Common Shares subject to such Global Blue Stock Option. If the exercise price per Share of any Global Blue Stock Option is equal to or greater than the Offer Consideration, such Global Blue Stock Option shall be automatically cancelled for no consideration and shall have no further force or effect. Each Global Blue Stock Option with an exercise price per Global Blue Stock Option that equals or exceeds the Common Shares Consideration shall be deemed cancelled under the respective plan documentation without payment of any consideration in respect thereof, and all rights with respect to such Global Blue Stock Option shall be deemed terminated as of the Acceptance Time.

Additionally, at the Acceptance Time, each award of restricted Global Blue Common Shares (or a portion thereof) granted by Global Blue (each, a “Restricted Share Award”) that vests as of immediately prior to the Acceptance Time (after giving effect to any accelerated vesting) (a “Vested Restricted Share Award”) shall be cancelled and, in exchange therefore, Shift4 shall pay to each holder of any such cancelled Vested Restricted Share Award immediately following the Acceptance Time (and in no event later than five days following the Acceptance Time) an amount in cash equal to the product, rounded down to the nearest cent, of (i) the Common Shares Consideration and (ii) the total number of Global Blue Common Shares subject to such Vested Restricted Share Award as of immediately prior to the Acceptance Time. For each Restricted Share Award that is not a Vested Restricted Share Award (an “Unvested Restricted Share Award”), such Unvested Restricted Share Award shall, at the Acceptance Time, be cancelled and converted into the right to receive an amount in cash, payable by Shift4, equal to the product of (x) the Common Shares Consideration and (y) the total number of Global Blue Common Shares subject to such Unvested Restricted Share Award as of immediately prior to the Acceptance Time (the “Unvested Restricted Share Award Consideration”), which will vest and become payable at the same time as the Unvested Restricted Share Award from which such Unvested Restricted Share Award Consideration was converted would have vested pursuant to its terms and shall otherwise remain subject to the same terms and conditions as were applicable to the corresponding Unvested Restricted Share Award immediately prior to the Acceptance Time, except that no performance-based vesting metrics shall apply from and after the Acceptance Time.

At the Acceptance Time, each warrant of Global Blue that is outstanding immediately prior to the Acceptance Time shall be treated in accordance with and receive consideration upon exercise thereof as set forth in the Warrant Agreement.

The Transaction Agreement contains representations, warranties and covenants of Shift4 and Global Blue that are customary for a transaction of this nature, including, among others, using respective reasonable best efforts to take all such actions necessary under the Transaction Agreement, the Merger Agreement and applicable Law to obtain the Transaction Approvals to make effective the transactions contemplated by the Transaction Agreement. Additionally, Shift 4 is required to take all actions necessary or advisable under applicable law to enable the consummation of the transactions contemplated by the Transaction Agreement to occur as expeditiously as possible, and to resolve, avoid or eliminate any impediments or objections, including divestitures, termination or existing relationships and ventures and other undertakings that may restrict Shift4’s freedom to operate its business, unless such action would, or would reasonably be expected to have, a material adverse effect on either Shift4 and its subsidiaries, taken as a whole, or Global Blue and its subsidiaries, taken as a whole (a “Burdensome Effect”). During the period from the date of the Transaction Agreement to the Acceptance Time, Global Blue has agreed, as to itself and its subsidiaries, to use reasonable best efforts to, subject to certain exceptions, (x) conduct its business in the ordinary course of business in all material respects and (y) preserve its relationships with employees, individual service providers, customers, suppliers and other persons with whom Global Blue or any of its subsidiaries has significant business relations.

Subject to certain limited exceptions, during the period from the date of the Transaction Agreement through the Acceptance Time, Global Blue has agreed not to, directly or indirectly, solicit, initiate, propose, knowingly encourage or knowingly facilitate any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to a Company Takeover Proposal, or take certain other restricted actions in connection therewith. Notwithstanding this limitation, prior to the Acceptance Time, subject to customary limitations and conditions set forth in the Transaction Agreement, Global Blue may participate in any discussions or negotiations with, furnish information to or waive, modify or elect not to enforce any confidentiality or “standstill” or similar obligation of a third party that has made a Company Takeover Proposal that the board of directors of Global Blue (the “Global Blue Board”) has determined in good faith (after consultation with outside legal counsel and financial advisors), either constitutes or would reasonable be likely to lead to a Company Superior Proposal.

The Transaction Agreement contains certain termination rights for each of Shift4 and Global Blue, including, among others, for the failure to consummate the Offer on or before September 30, 2025 (subject to extension through February 16, 2026 by Shift4 or Global Blue upon written notice in the event that certain conditions remain unsatisfied as of September 30, 2025) (the “End Date”), and Global Blue’s right to terminate the Transaction Agreement in order to enter into a definitive agreement with respect to a Company Superior Proposal substantially concurrently with such termination. Global Blue will be required to pay Shift4 a termination fee of $40 million if the Transaction Agreement is terminated (i) by Global Blue to enter into a definitive written agreement with respect to a Company Superior Proposal, (ii) by Shift4 following a change in recommendation by the Global Blue Board or (iii) for failure to consummate the transactions by the End Date or as a result of an uncured material breach of Global Blue of its obligations under the Transaction Agreement if, prior to such termination, Global Blue had received a Company Takeover Proposal and within twelve months after such termination of the Transaction Agreement, Global Blue enters into a definitive agreement for a Company Takeover Proposal with respect to at least 50% of its assets or shares.

The Transaction Agreement has been approved by each of the Global Blue Board and the board of directors of Shift4.

The foregoing description of the Offer, the Merger and the Transaction Agreement does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement, which is attached hereto as Exhibit 2.1. The Transaction Agreement has been incorporated herein by reference to provide information regarding the terms of the Transaction Agreement and is not intended to modify or supplement any factual disclosures about Global Blue or Shift4 in any public reports filed with the SEC by Global Blue or Shift4. In particular, the assertions embodied in the representations, warranties and covenants contained in the Transaction Agreement were made only for the purposes of the Transaction Agreement, were solely for the benefit of the parties to the Transaction Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in confidential disclosure schedules provided by Global Blue to Shift4 in connection with the signing of the Transaction Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Transaction Agreement. Moreover, the representations and warranties in the Transaction Agreement were used for the purpose of allocating risk between Global Blue and Shift4, rather than establishing matters of fact. Accordingly, the representations and warranties in the Transaction Agreement may not constitute the actual state of facts about Global Blue or Shift4. The representations and warranties set forth in the Transaction Agreement may also be subject to a contractual standard of materiality different from that generally applicable to investors under federal securities laws. Therefore, the Transaction Agreement is included with this filing only to provide investors with information regarding the terms of the Transaction Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

Tender and Support Agreements

On February 16, 2025, as a condition and inducement to Shift4’s willingness to enter into the Transaction Agreement and to consummate the Offer, Shift4 entered into certain tender and support agreements (each a “Support Agreement” and collectively, the “Support Agreements”) with each of the following shareholders of Global Blue (i) SL Globetrotter, L.P., (ii) Global Blue Holding LP, (iii) Ant International Technologies (Hong Kong) Holding Limited, (iv) CK Opportunities Wolverine S.À.R.L., (v) Partners Group Private Equity (Master Fund), LLC, (vi) Partner Group Barrier Reef, L.P., (vii) Partners Group Client Access 5 L.P. Inc., (viii) Tencent Mobility Limited and (ix) certain other investors of Global Blue management (each, a “Supporting Shareholder”, and together, the “Supporting Shareholders”), pursuant to which each Supporting Shareholder agreed, among other things, to tender its Global Blue Shares in the Offer and vote its Global Blue Shares at any meeting of the shareholders of Global Blue (i) for, among other things, the approval and adoption of the Board Modification and any other proposal required for the consummation of the transactions contemplated by the Transaction Agreement, (ii) against any proposal or motion that would reasonably be expected to (A) directly result in a breach of any covenant, representation or warranty or any other obligation or agreement of Global Blue contained in the Transaction Agreement, or (B) result in any conditions to the Offer set forth in Annex C of the Transaction Agreement not being satisfied prior to 5:00 p.m., New York City time on September 30, 2025 (or February 16, 2026 if such end date is extended pursuant to the Transaction Agreement), (iii) against any change in the Global Blue Board (other than the Board Modification or in the event of a director’s death or resignation, to fill the vacancy created thereby) and (iv) against any Company Takeover Proposal and against any other action, agreement or transaction involving Global Blue that would reasonably be expected to materially impede, materially delay or prevent the consummation of the Offer. As of February 16, 2025, the Supporting Shareholders owned an aggregate of approximately 90% of the Global Blue Shares.

Each Supporting Shareholder has agreed, to certain other terms and conditions, including not to transfer, directly or indirectly, its Global Blue Shares and not to, directly or indirectly, solicit, initiate, propose, knowingly encourage or knowingly facilitate any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to a Company Takeover Proposal, or take certain other restricted actions in connection therewith.

Each Supporting Shareholder’s obligations under the applicable Support Agreement terminate as follows: (i)(A) immediately if prior to the date that is the later of (1) March 4, 2025 and (2) the fifth business day immediately following Shift4’s receipt of a final notice of a change of recommendation by the Global Blue Board or a final notice of a Company Superior Proposal with respect to a Company Takeover Proposal with respect to which Global Blue has delivered to Shift4, either a Notice of Company Recommendation Change or a Notice of Superior Proposal, in each case, prior to 11:59 p.m., New York City time, on March 4, 2025 (in each case, subject to Shift4’s match and notice rights under the Transaction Agreement) (the “Applicable Period”), either (x) upon written notice by such Supporting Shareholder to Shift4, if there has been a change of recommendation of the Global Blue Board or (y) upon termination of the Transaction Agreement by Shift4 following a change of recommendation by the Global Blue Board or a termination by Global Blue in order to enter into a Company Superior Proposal substantially concurrently with the termination of the Transaction Agreement, and (B) from and after the expiration of the Applicable Period, on the date that is (1) three months following the termination of the Transaction Agreement, if the Transaction Agreement is terminated in accordance by Shift4 following a change of recommendation by the Global Blue Board or (2) five months following the termination of the Transaction Agreement, if the Transaction Agreement is terminated as a result of a material uncured breach by Global Blue that results from a willful breach by Global Blue or by the Company in order to enter into a Company Superior Proposal substantially concurrently with the termination of the Transaction Agreement, (ii) immediately upon termination of the Transaction Agreement in any circumstance, other than those discussed in clause (i) above, (iii) immediately as of and following the Acceptance Time, or (iv) immediately, upon written notice by such Supporting Shareholder to Shift4, if there has been any modification, waiver or amendment to any provision of the Transaction Agreement that reduces or changes the form of Offer Consideration to be paid in respect of the Global Blue Shares (in each case, without such Supporting Shareholder’s prior written consent).

Each Supporting Shareholder has entered into the Support Agreement solely in its capacity as a beneficial owner of Global Blue Shares and nothing in the Support Agreement restricts any officer of director of the Global Blue Board from taking any action in his or her capacity as an officer of member of the Global Blue Board.

The Support Agreements have been included to provide information regarding their terms. It is not intended to modify or supplement any factual disclosures about the applicable Supporting Shareholders or Global Blue or Shift4 in any public reports filed with the SEC by Global Blue or Shift4.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Support Agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 18, 2025, Shift4 and Global Blue issued a joint press release announcing the entry into the Transaction Agreement and certain other information. A copy of the press release is furnished with this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be deemed filed for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Debt Commitment Letter

On February 16, 2025, in connection with the Transaction Agreement, Shift4 Payments, LLC, a Delaware limited liability company and wholly owned subsidiary of Shift4 (“Shift4 LLC”), entered into a commitment letter with Goldman Sachs Bank USA (“GS”), pursuant to which GS has committed to (i) provide Shift4 LLC with 364-day bridge loan facilities in an aggregate principal amount of $1,795 million (the “Bridge Facilities”), consisting of (x) a senior secured 364-day bridge loan facility in an aggregate principal amount of $1.0 billion (the “Senior Secured Bridge Facility”) and (y) a senior unsecured 364-day bridge loan facility in an aggregate principal amount of $795.0 million (the “Senior Unsecured Bridge Facility”), in each case, subject to customary conditions, and (ii) to backstop an amendment to, or replacement of, Shift4 LLC’s existing $450.0 million senior secured revolving credit facility (the “Backstop Revolving Facility” and, together with the Bridge Facilities, collectively, the “Facilities”) in order to, among other things, permit the consummation of the transactions contemplated by the Transaction Agreement, the incurrence of the Bridge Facilities and any other permanent financing issued in lieu thereof or to refinance the loans thereunder, in each case, subject to customary conditions. The Facilities are available together with cash on hand to, among other things, finance the consideration payable by Shift4 and its subsidiaries under the Transaction Agreement, refinance certain indebtedness of GB and its subsidiaries, and to pay costs, fees and expenses in connection with the Facilities and the transactions contemplated by the Transaction Agreement. Prior to the funding thereof, Shift4 LLC may, at its election, reallocate the commitments under the Bridge Facilities among the Senior Secured Bridge Facility and the Senior Unsecured Bridge Facility. The consummation of the Offer and the Merger are not subject to any financing condition.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Shift4 intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding Shift4’s expectations associated with the Transaction, the Offer, the acquisition of Global Blue by Shift4 pursuant to the Merger, the Facilities, and completion of, the benefits, synergies, efficiencies, and opportunities arising from, the anticipated costs of, and the timing of any of the foregoing. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause each of our actual results, performance or achievements, respectively, to be materially different from any futures results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to the substantial and increasingly intense competition worldwide in the financial services, payments and payment technology industries; each of our ability to continue to expand our respective share of the existing payment processing markets or expand into new markets; additional risks associated with each of our expansion into international operations, including compliance with and changes in foreign governmental policies, as well as exposure to foreign exchange rates; and each of our respective ability to integrate and interoperate each of our services and products with a variety of operating systems, software, devices, and web browsers, and the other important factors discussed under the caption “Risk Factors” in Part I, Item 1A in Shift4’s Annual Report on Form 10-K for the years ended December 31, 2023 and 2024, and our other filings with the SEC. Any such forward-looking statements represent management’s expectations as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, Shift4 disclaims any obligation to do so, even if subsequent events cause of our view to change.

Important Additional Information and Where to Find It

The tender offer described above has not yet commenced. This Current Report is for informational purposes only and is neither an offer to buy nor a solicitation of an offer to sell any securities of Global Blue. A solicitation and an offer to buy shares of Global Blue will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Shift4 intends to file with the SEC. In addition, Global Blue will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. Once filed, investors will be able to obtain a free copy of these materials and other documents filed by Shift4 and Global Blue with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by Shift4 under the “News & Events” section of Shift4’s website at https://investors.shift4.com/news-events.

INVESTORS AND SECURITY HOLDERS OF GLOBAL BLUE AND SHIFT4 ARE URGED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT OF GLOBAL BLUE AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Transaction Agreement by and between Shift4 Payments, Inc. and Global Blue Group Holding AG, dated as of February 16, 2025.

10.1*	Tender and Support Agreement by and among Shift4 Payments, Inc., SL Globetrotter, L.P., and Global Blue Holding LP, dated as of February 16, 2025.

10.2*	Tender and Support Agreement by and between Shift4 Payments, Inc. and Ant International Technologies (Hong Kong) Holding Limited, dated as of February 16, 2025.

10.3*	Tender and Support Agreement by and between Shift4 Payments, Inc. and CK Opportunities Wolverine S.À.R.L, dated as of February 16, 2025.

10.4*	Tender and Support Agreement by and among Shift4 Payments, Inc., Partners Group Private Equity (Master Fund), LLC, Partner Group Barrier Reef, L.P. and Partners Group Client Access 5 L.P. Inc., dated as of February 16, 2025.

10.5*	Tender and Support Agreement by and between Shift4 Payments, Inc. and Tencent Mobility Limited, dated as of February 16, 2025.

10.6*	Tender and Support Agreement by and among Shift4 Payments, Inc. and certain other investors of Global Blue management, dated as of February 16, 2025.

99.1	Press Release dated February 18, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Shift4 undertakes to furnish supplemental copies of any of the omitted schedules or similar attachments upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2025

SHIFT4 PAYMENTS, INC.

By:	/s/ Jordan Frankel
Name:	Jordan Frankel
Title:	Secretary, General Counsel and Executive Vice President, Legal, Risk and Compliance